                                                                  Exhibit (P)(2)



                               PERSONAL SECURITIES
                                 TRADING POLICY





Prudential Financial, Inc.- For Internal Use Only
Revised 8/8/2002

INTRODUCTION

As a leader in the financial services industry, Prudential Financial, Inc. ("Prudential" or "Company") aspires to the highest standards of business conduct. Consistent with this standard, Prudential has developed a Personal Securities Trading Policy ("Policy") incorporating policies and procedures followed by leading financial service firms. This policy is designed to ensure compliance by Prudential and its associates with various securities laws and regulations including the Insider Trading and Securities Fraud Enforcement Act of 1988 (ITSFEA) and the National Association of Securities Dealers (NASD) Conduct Rules, and to ensure that its associates conduct their personal trading in a manner consistent with Prudential's policy of placing its shareholders' and customers' interests first.

This Policy sets forth the insider trading policy, trade monitoring procedures, and personal trading restrictions for Prudential associates:

      SECTION I sets forth Prudential's POLICY STATEMENT ON INSIDER TRADING that applies to all Prudential associates. It is important that all Prudential associates read and understand this policy, which sets forth their responsibilities with respect to confidential and proprietary information.

      SECTION II sets forth Prudential's TRADE MONITORING PROCEDURES AND TRADE REPORTING OBLIGATIONS for Covered and Access Persons, including authorized broker-dealer requirements.

      SECTION III sets forth Prudential's policy and RESTRICTIONS RELATING TO PERSONAL TRADING IN SECURITIES ISSUED BY PRUDENTIAL FOR DESIGNATED PERSONS AND ALL OTHER PRUDENTIAL ASSOCIATES. Responsibilities for Section 16 Insiders are covered under a separate policy.

The remaining sections contain policies and procedures applicable to associates of Prudential's broker-dealers and investment advisers.

      SECTION IV sets forth the additional trading policies and procedures applicable to associates of a Prudential BROKER-DEALER.

      SECTION V sets forth the additional trading policies and procedures applicable to associates of a Prudential PORTFOLIO MANAGEMENT UNIT OR TRADING UNIT.

      SECTION VI sets forth the additional trading policies and procedures applicable to associates of the Prudential Global Asset Management's
      (PGAM) PRIVATE ASSET MANAGEMENT UNITS.

      SECTION VII sets forth the additional trading policies and procedures applicable to associates of PRUDENTIAL SECURITIES INCORPORATED (PSI).

If you are unclear as to your personal trading and reporting responsibilities, or have any questions concerning any aspect of this Policy, please contact the Securities Monitoring Group in Corporate Compliance.

The personal trade policy and trade monitoring procedures described herein reflect the practices followed by leading financial service firms. No business unit or group may adopt policies or procedures that are inconsistent with this policy. Business units may, with the prior approval of Corporate Compliance, adopt policies and procedures that go beyond those contained in this Policy.


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
                 PRUDENTIAL'S PERSONAL SECURITIES TRADING POLICY
                                TABLE OF CONTENTS

INTRODUCTION                                                                  ii
TABLE OF CONTENTS                                                            iii

I.    PRUDENTIAL'S POLICY STATEMENT ON INSIDER TRADING                         1
      A.    Use of Proprietary or Confidential Information                     1
      B.    Prudential Insider Trading Rules                                   1
      C.    What is Nonpublic Information?                                     2
      D.    What is Material Information?                                      2
      E.    Front-running and Scalping                                         3
      F.    Private Securities Transactions                                    3
      G.    Charitable Gifts                                                   3
      H.    Penalties for Insider Trading                                      4
            1.    Penalties for Individuals                                    4
            2.    Penalties for Supervisors                                    4
            3.    Penalties for Prudential                                     4

II.   SECURITIES TRADE MONITORING FOR COVERED AND ACCESS PERSONS               5
      A.    The "SMARTS" System                                                5
      B.    Covered and Access Persons                                         5
      C.    Trade Reporting Requirements                                       5
            1.    Authorized Broker-Dealer Requirements                        5
            2.    Authorized Broker-Dealer Exceptions                          6
            3.    Trade Reporting Requirements for Exception Accounts          6
            4.    Personal and Family Member Accounts                          6
            5.    Reportable Securities Transactions                           7
            6.    Confidentiality of Trading Information                       7
            7.    Additional Requirements                                      7

III.  POLICY AND RESTRICTIONS FOR PERSONAL TRADING IN SECURITIES
      ISSUED BY PRUDENTIAL                                                     8
      A.    Designated Persons                                                 8
      B.    Specific Trading Requirements                                      8
            1.    Brokerage Account Requirements for Designated Persons        8
            2.    Trade Reporting Requirements for Accounts with
                  Non-Authorized Broker-Dealers                                9
            3.    Trading Windows and Blackout Periods                         9
            4.    Preclearance of Trading in Securities Issued by
                  Prudential                                                   9
            5.    Prohibited Transactions                                      9
            6.    PESP and the Employee Stock Option Plans                     9
      C.    Supervisory Responsibilities                                      10
      D.    Violations of the Policy                                          10

IV.   TRADING RESTRICTIONS FOR ASSOCIATES OF BROKER-DEALERS                   11
      A.    Trade Monitoring for Associates of Pruco Securities
            Corporation and Prudential Investment Management
            Services, LLC                                                     11
            1.    Notification Requirements for Personal Securities
                  Accounts                                                    11
            2.    Annual Compliance Training and Sign-off                     11
      B.    Purchases of Public Offerings - - "Freeriding and Withholding"    11
      C.    Private Securities Transactions                                   12
      D.    Additional Restrictions for PSI Associates                        13

V.    TRADING RESTRICTIONS FOR ASSOCIATES OF PORTFOLIO MANAGEMENT UNITS
      AND TRADING UNITS                                                       14


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

      A.    Definitions                                                       14
      B.    Trading Restrictions                                              15
            1.    Initial Public Offerings                                    15
            2.    Private Placements                                          15
            3.    Blackout Periods - "7 Day Rule"                             15
            4.    Short-Term Trading Profits                                  16
            5.    Short Sales                                                 16
            6.    Options                                                     16
            7.    Investment Clubs                                            16
      C.    Preclearance                                                      16
      D.    Exemptions                                                        16
            1.    Ineligible Securities                                       17
            2.    Exercise of Rights by Issuer                                17
            3.    De Minimis Trades                                           17
            4.    Discretionary Accounts                                      17
            5.    Index Options                                               17
            6.    Unit Investment Trusts                                      17
            7.    Non-volitional Transactions and Dividend Reinvestment
                  Plans                                                       17
            8.    Exceptions by Prior Written Approval                        17
      E.    Personal Trade Reporting                                          17
      F.    Personal Securities Holdings                                      18
      G.    Service as a Director                                             18
      H.    Gifts                                                             18
      I.    Code Violations and Sanctions                                     18
      J.    Reports to Clients                                                18
      K.    Conflicts of Interest                                             17

VI.   TRADING RESTRICTIONS FOR ASSOCIATES OF PRIVATE ASSET MANAGEMENT
      UNITS                                                                   20
      A.    Private Side Monitored List                                       20
      B.    Investment Clubs                                                  20
      C.    Additional Restrictions for Certain Units                         20
            1.    Real Estate Units                                           20
            2.    Prudential Capital Group                                    21

VII.  POLICY FOR PRUDENTIAL SECURITIES INCORPORATED                           22
      A.    Employee Securities Accounts                                      22
            1.    Trade Monitoring at PSI                                     22
            2.    Investment Clubs                                            22
      B.    Personal Trading Restrictions                                     22
            1.    Purchases of Public Offerings - - "Freeriding and
                  Withholding"                                                22
            2.    24 Hour Research Report Restriction                         23
            3.    Restricted List                                             23
      C.    Additional Trading Restrictions for Certain PSI Departments       23
            1.    Trading Restrictions                                        23
                  a.    Research Department                                   23
                  b.    Trading Department                                    24
                  c.    High Yield Securities Group                           24
                  d.    Asset-Backed Finance Group                            24
                  e.    Investment Banking Group                              24
                  f.    Public Finance                                        25
                  g.    Capital Transaction Equity Syndicate Group and
                        Capital Transaction Debt Syndicate Group              25
            2.    Preclearance Procedures                                     25


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
EXHIBITS

1-  Sample letter to brokerage firm                                           26
2-  Acknowledgment of Prudential's Policy Statement on Insider Trading        27
3-  Chart of Reportable Transactions                                          28
4-  List of index options on a Broad-Based index                              29
5-  Sample Initial Holdings Report                                            30
6-  Sample Annual Holdings Report                                             31
7-  Preclearance Form for Section 16 Insiders and Designated Persons          32
8-  Permitted Options Transactions relating to securities issued by
    Prudential                                                                33


                                       iv

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
              I. PRUDENTIAL'S POLICY STATEMENT ON INSIDER TRADING

Prudential aspires to the highest standard of business ethics. Accordingly, Prudential has developed the following procedures to ensure the proper use of proprietary and/or confidential information and to comply with federal and state law.

A.    USE OF CONFIDENTIAL OR PROPRIETARY INFORMATION

      In the course of your work at Prudential, you may receive or have access to material, nonpublic information about Prudential or other public companies. Company policy, industry practice and federal and state law establish strict guidelines regarding the use of material, nonpublic information. Prudential has adopted the following policies that are consistent with the practices of leading financial service firms:

      (1) YOU MAY NOT USE CONFIDENTIAL OR PROPRIETARY INFORMATION, OBTAINED IN THE COURSE OF YOUR EMPLOYMENT, FOR YOUR PERSONAL GAIN OR SHARE SUCH INFORMATION WITH OTHERS FOR THEIR PERSONAL BENEFIT;

      (2) YOU MUST TREAT AS CONFIDENTIAL ALL INFORMATION THAT IS NOT PUBLICLY DISCLOSED CONCERNING PRUDENTIAL'S FINANCIAL INFORMATION AND KEY PERFORMANCE DRIVERS, INVESTMENT ACTIVITY OR PLANS, OR THE FINANCIAL CONDITION AND BUSINESS ACTIVITY OF PRUDENTIAL OR ANY COMPANY WITH WHICH PRUDENTIAL IS DOING BUSINESS; AND

      (3) IF YOU POSSESS CONFIDENTIAL OR PROPRIETARY INFORMATION, YOU MUST PRESERVE ITS CONFIDENTIALITY AND DISCLOSE IT ONLY TO OTHER ASSOCIATES WHO HAVE A LEGITIMATE BUSINESS NEED FOR THE INFORMATION.

      Under federal securities law, it is illegal to buy or sell a security while in possession of material, nonpublic information relating to the security.(1) It is also illegal to "tip" others about inside information. In other words, you may not pass material, nonpublic information about an issuer on to others or recommend that they trade the issuer's securities.

      Insider trading is an extremely complex area of the law principally regulated by the Securities and Exchange Commission (SEC). If you have any questions concerning the law or a particular situation, you should consult with Corporate Compliance or the Law Department. If you believe that you may have material, nonpublic information about a public company obtained in the course of your position, or if you are in a portfolio or asset management unit and you believe you may have material, nonpublic information regardless of the source, you should notify your business unit compliance officer and Corporate Compliance so that the securities can be monitored and/or placed on a restricted list as appropriate.

B.    PRUDENTIAL INSIDER TRADING RULES

      Below are three rules concerning insider trading. Failure to comply with these rules could result in violations of the federal securities laws and subject you to severe penalties described in Section H. Violations of these rules also may result in discipline by Prudential up to and including termination of employment.

      (1) YOU MAY NOT BUY OR SELL SECURITIES ISSUED BY PRUDENTIAL OR ANY OTHER PUBLIC COMPANY IF YOU HAVE MATERIAL, NONPUBLIC INFORMATION. THIS RESTRICTION APPLIES TO TRANSACTIONS FOR YOU, MEMBERS OF YOUR FAMILY, PRUDENTIAL OR ANY OTHER PERSON FOR WHOM YOU MAY BUY OR SELL SECURITIES. IN ADDITION, YOU MAY NOT RECOMMEND TO OTHERS THAT THEY BUY OR SELL THAT SECURITY.

      (2) IF YOU ARE AWARE THAT PRUDENTIAL IS CONSIDERING OR ACTUALLY TRADING ANY SECURITY FOR ANY ACCOUNT IT MANAGES, YOU MUST REGARD THAT AS MATERIAL, NONPUBLIC INFORMATION. ACCORDINGLY, YOU MAY NOT MAKE ANY TRADE OR RECOMMENDATION INVOLVING THAT SECURITY, UNTIL SEVEN CALENDAR DAYS AFTER YOU KNOW THAT SUCH TRADING IS NO LONGER BEING CONSIDERED OR UNTIL SEVEN CALENDAR DAYS AFTER PRUDENTIAL CEASES TRADING IN THAT SECURITY.(2)

----------

(1) In some circumstances, additional elements may be required for there to be a violation of law, including scienter and breach of a duty.

(2) This rule does not apply to employees in the trading departments of PSI.


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Prudential Financial, Inc.- For Internal Use Only
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      (3)   YOU MAY NOT COMMUNICATE MATERIAL, NONPUBLIC INFORMATION TO ANYONE
            EXCEPT INDIVIDUALS WHO ARE ENTITLED TO RECEIVE IT IN CONNECTION WITH THE PERFORMANCE OF THEIR RESPONSIBILITIES FOR PRUDENTIAL (I.E., INDIVIDUALS WITH A "NEED TO KNOW").


C.    WHAT IS NONPUBLIC INFORMATION?

      Nonpublic information is information that is not generally available to the investing public. Information is public if it is generally available through the media or disclosed in public documents such as corporate filings with the SEC. If it is disclosed in a national business or financial wire service (such as Dow Jones or Bloomberg), in a national news service (such as AP or Reuters), in a newspaper, on the television, on the radio, or in a publicly disseminated disclosure document (such as a proxy statement or prospectus), you may consider the information to be public. If the information is not available in the general media or in a public filing, you should consider it to be nonpublic. Neither selective disclosure (such as disclosure to a small number of institutional investors or a small number of analysts), partial disclosure (disclosure of part of the information), nor the existence of rumors, is sufficient to consider the information to be public. If you are uncertain as to whether information is nonpublic, you should consult your business unit compliance officer or Corporate Compliance.

      While you must be especially alert to sensitive information, you may consider information received directly from a designated company spokesperson to be public information unless you know or have reason to believe that such information is not generally available to the investing public. An associate working on a private securities transaction who receives information from a company representative regarding the transaction should presume that the information is nonpublic.

            Example:

                  - When telling a Prudential analyst certain information about the company, a company representative gives indication that the information may be nonpublic by saying "This is not generally known but . . ." In such a situation, the analyst should assume that the information is nonpublic.

D.    WHAT IS MATERIAL INFORMATION?

      There is no statutory definition of material information. You should assume that information is material if an investor, considering all the surrounding facts and circumstances, would find such information important in deciding whether or when to buy or sell a security. In general, any nonpublic information that, if announced, could affect the price of the security should be considered to be material information. If you are not sure whether nonpublic information is material, you should consult Corporate Compliance or your business unit compliance department.

      MATERIAL INFORMATION MAY BE ABOUT PRUDENTIAL OR ANOTHER PUBLIC COMPANY.

            Examples:

                  - information about a company's earnings or dividends (e.g., whether earnings will increase or decrease);

                  - information about a company's physical assets (e.g., an oil discovery, a fire that destroyed a factory, or an environmental problem);

                  - information about a company's personnel (e.g., a valuable employee leaving or becoming seriously ill);

                  - information about a company's pension plans (e.g., the removal of assets from an over-funded plan or an increase or decrease in future contributions);

                  - Information about a company's financial status (e.g., financial restructuring plans or changes to planned payments of debt securities); or

                  - Information about a merger, acquisition, tender offer, joint venture or similar transaction involving the Company generally should be considered material.

      INFORMATION MAY BE MATERIAL EVEN THOUGH IT MAY NOT BE DIRECTLY ABOUT A COMPANY (I.E., IF THE INFORMATION IS RELEVANT TO THAT COMPANY OR ITS PRODUCTS, BUSINESS, OR ASSETS).


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Prudential Financial, Inc.- For Internal Use Only
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
            Examples:

                  - information that a company's primary supplier is going to increase dramatically the prices it charges; or

                  - information that a competitor has just developed a product that will cause sales of a company's products to plummet.

      MATERIAL INFORMATION MAY ALSO INCLUDE INFORMATION ABOUT PRUDENTIAL'S ACTIVITIES OR PLANS RELATING TO A COMPANY UNAFFILIATED WITH PRUDENTIAL.

            Example:

                  - information that Prudential is going to enter into a transaction with a company, such as awarding a large service contract with a particular company.

E.    "FRONT-RUNNING" AND "SCALPING"

      Trading while in possession of information concerning Prudential's trades is called front-running or scalping, and is prohibited by Prudential's insider trading rules, and may also violate federal law.

      Front-running is making a trade in the same direction as Prudential just before Prudential makes its trade. Examples include buying a security just before Prudential buys that security (in the expectation that the price may rise based on such purchase) or selling a security just before Prudential sells such security (in the expectation that such sale will lead to a drop in price).

      Scalping is making a trade in the opposite direction just after Prudential's trade, in other words, buying a security just after Prudential stops selling such security or selling just after Prudential stops buying such security.

            Example:

                  - Prudential is planning to sell a large position in ABC Co. If you sell ABC Co. securities ahead of Prudential in expectation that the large sale will depress its price, you are engaging in front-running. If you purchase ABC Co. securities after Prudential has completed its sale to take advantage of the temporary price decrease, you are engaging in scalping.

F.    PRIVATE SECURITIES TRANSACTIONS

      The antifraud provisions of the federal securities laws apply to transactions in both publicly traded securities and private securities. However, the insider trading laws do not prohibit private securities transactions where both parties to the transaction have possession of the same material, nonpublic information.

G.    CHARITABLE GIFTS

      If you are in possession of material, nonpublic information concerning a security you hold, you may not gift the security to a charitable institution and receive a tax deduction on the gift.

H.    PENALTIES FOR INSIDER TRADING(3)

      1.    PENALTIES FOR INDIVIDUALS

            Individuals who illegally trade while in possession of material, nonpublic information or who illegally tip such information to others may be subject to some or all of the following penalties:

                  Civil Penalties:

                  -     civil injunctions;

----------

(3) In addition to the penalties listed below, Prudential and/or Prudential associates could be subject to penalties under the Employee Retirement Income Security Act (ERISA) if the insider trading occurs in connection with an ERISA plan's investment.


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Prudential Financial, Inc.- For Internal Use Only
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
                  - disgorgement of personal profit gained or loss avoided, and/or a "tippee's" profit gained or loss avoided; and

                  - civil penalties of up to three times the amount of the profit gained or loss avoided.

                  Criminal Penalties:

                  - Criminal fines of up three times the amount of the profit gained or loss avoided; and

                  -     up to ten years imprisonment per violation.

                  Employment Consequences:

                  - loss or suspension of license to work in the securities industry; and

                  - discipline by Prudential up to and including termination of employment.

      2.    PENALTIES FOR SUPERVISORS

            The law provides for penalties for "controlling persons" of individuals who commit insider trading. Accordingly, under certain circumstances, supervisors of an associate who is found liable for insider trading may be subject to the following penalties:

            - civil penalties of up to the greater of $1 million or three times the amount of the associate's profits gained or loss avoided;

            -     criminal fines of up to $1 million per violation; and

            - discipline by Prudential up to and including termination of employment.


      3.    PENALTIES FOR PRUDENTIAL

            Prudential could be subject to the following penalties in the event an associate is found liable for insider trading:

            - civil penalties of up to the greater of $1 million or three times the amount of the associate's profits gained or loss avoided;

            -     criminal fines of up to $2.5 million per violation; and

            - restrictions on its ability to conduct certain of its business activities, such as its broker-dealer, investment adviser, and investment company activities.


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
         II. SECURITIES TRADE MONITORING FOR COVERED AND ACCESS PERSONS

A.    THE "SMARTS" SYSTEM

      Federal Law requires all broker-dealers and investment advisers to establish procedures to prevent insider trading by their associates. In addition, the Federal Sentencing Guidelines require companies to establish reasonable procedures to prevent and detect violations of the law. To comply with these and other similar laws and rules, Prudential has developed the Personal Securities Trading Policy to prevent the misuse of material, nonpublic information about Prudential or other public companies. All employees are held to the general principles of the Policy to ensure the proper use of proprietary and/or confidential information. However, certain employees are also required to be monitored and may be subject to additional restrictions. Prudential has established a program to monitor the personal securities trading of associates with routine access to nonpublic corporate information about Prudential or any external public company, portfolio management activities, or other sensitive information. These individuals are required to have their personal securities transactions monitored in the Securities Trade Monitoring System known as "SMARTS" (Securities Monitoring Automated Reporting and Tracking System).

B.    COVERED AND ACCESS PERSONS

      Certain employees are classified as "Covered" or "Access" Persons (as defined below). These individuals are categorized based on the information to which they have access. Covered and Access Persons are required to report their personal securities trading activity and are monitored in the SMARTS system.

      - ACCESS PERSONS - Associates who work in or support portfolio management activities. See Section IV. for specific requirements.

      - COVERED PERSONS - Employees, other than Access Persons, who may have access to material, nonpublic information about external public companies or those individuals who have a regulatory obligation to be monitored.

      If you are unsure as to whether you are an Access or Covered Person, contact your business unit compliance officer or Corporate Compliance.(4)

C.    TRADE REPORTING REQUIREMENTS

      1.    AUTHORIZED BROKER-DEALER REQUIREMENTS

            Covered and Access Persons are required to maintain personal brokerage accounts at an authorized broker-dealer. The authorized firms are PSI, Pruco Securities, Charles Schwab, E*TRADE, Fidelity Investments, and Merrill Lynch. Covered and Access Persons can find information about each firm through the authorized broker-dealer website at http://njplazx51/authorizedbrokerdealers. New Associates who are subject to this requirement will be required to transfer accounts within 60 days of becoming a Covered and/or Access Person. The accounts that are subject to this requirement are listed in Section C. 4. below.

            Prudential Financial, Inc. securities held at EquiServe Trust Company, N.A. are not required to be transferred.


      2.    AUTHORIZED BROKER-DEALER EXCEPTIONS

            Exceptions to the Authorized Broker-Dealer requirement will be limited and should be submitted to the Business Unit chief Compliance Officer who will submit the request to the appropriate Business Unit or

----------

(4) PSI monitors the personal trading of its associates, including Financial Advisors, through its own trade monitoring system as explained in Section VI.A.1.


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            Corporate Department Executive at the Senior Vice President level or above for review. Documentation for all exceptions must be forwarded to your business unit compliance officer for review. Exceptions will be evaluated on a case by case basis based on the following criteria:

                  - Accounts held jointly with or accounts for spouses who are subject to the same type of personal trading requirements that pre-date this policy (June 27, 2002).

                  - Accounts in which the employee has a formal investment management agreement that provides full discretionary authority to a third party money manager. A copy of the management agreement must be submitted to the business unit compliance officer.

                  - Blind trusts and family trusts. A copy of the trust agreement must be submitted to the business unit compliance officer.

                  - Accounts for international employees in locations where there is no local presence or access to one of these firms.

                  - Accounts holding non-transferable securities which may not, due to their nature, be liquidated without undue hardship to the employee (new purchases generally will not be permitted.)

                  - Direct stock purchase or dividend reinvestment plans that are established directly with a public company.

      3.    TRADE REPORTING REQUIREMENTS FOR EXCEPTION ACCOUNTS

            If you are granted an exception to the authorized broker-dealer requirement, you must direct the brokerage firm(s) that maintains your securities account(s) to send duplicate copies of your trade confirmations and account statements ("trading activity") to Corporate Compliance. New employees must instruct their brokers to send trading activity to Corporate Compliance while they are in the process of transferring their accounts to one of the authorized broker-dealers. A sample letter to a brokerage firm is provided as
            Exhibit 1 to this Policy. ACCOUNTS MAINTAINED AT PSI, PRUCO SECURITIES, CHARLES SCHWAB, E*TRADE, MERRILL LYNCH, OR FIDELITY INVESTMENTS ARE EXEMPT FROM THIS REQUIREMENT.(5)

      4.    PERSONAL AND FAMILY MEMBER ACCOUNTS

            You are required to report in the manner described above, all securities accounts in which you have a beneficial interest, including the following:

            (1)   personal accounts;

            (2)   accounts in which your spouse has beneficial interest;

            (3) accounts in which your minor children or any dependent family member has a beneficial interest;

            (4) joint or tenant-in-common accounts in which you are a participant;

            (5)   accounts for which you act as trustee, executor or custodian;

            (6) accounts over which you exercise control or have any investment discretion; and

            (7) accounts of any individual to whose financial support you materially contribute.(6)

            Accounts restricted solely to the purchase and sale of mutual funds and/or 529 College Savings Plans are not subject to the Policy and do not require disclosure. However, if the account may trade other securities, it is subject to the Policy even if it holds only mutual funds.

            All monitored associates must complete the acknowledgment form, attached as Exhibit 2, listing the location of all reportable brokerage accounts and confirming that you have instructed all brokers for such accounts to send duplicate copies of accounts statements and trade confirmations to Corporate Compliance. Acknowledgment forms must be completed annually.7

      5.    REPORTABLE SECURITIES TRANSACTIONS

----------

(5) Information concerning securities transactions at the authorized broker-dealers is fed by computer link directly to SMARTS.

(6) For example, this would include individuals with whom you share living expenses, bank accounts, rent for mortgage payments, ownership of a home, or any other material financial support.

(7) Corporate Compliance will administer the processing of annual acknowledgment forms. If you are a reporting associate, and have not completed an acknowledgment form, please contact Corporate Compliance.


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            The chart attached as Exhibit 3 identifies the personal securities transactions that are reportable. In general, all securities transactions are reportable except for purchases and sales of open end mutual funds, variable insurance products (including annuities), certificates of deposit and certain United States government securities.

      6.    CONFIDENTIALITY OF TRADING INFORMATION

            Corporate Compliance is responsible for maintaining SMARTS, and recognizes that your investment records are highly confidential. Accordingly, Corporate Compliance follows careful procedures for the collection and review of associate trading information to ensure that such records are kept in the strictest confidence. Other than exception reports, which are reviewed by business unit heads and business unit compliance personnel, the only persons who have access to this information are a small group within Corporate Compliance.

      7.    ADDITIONAL REQUIREMENTS

            Additional information and guidance can be found in the following
            Sections:


                  -     DESIGNATED PERSON Requirements - Section III.

                  -     Requirements for ASSOCIATED PERSONS OF A BROKER DEALER -
                        Section IV.

                  -     ACCESS PERSON Requirements - Section V.

                  - Requirements for employees who work in the PRIVATE ASSET MANAGEMENT UNITS - Section VI.

                  -     Requirements for associates of PSI - Section VII


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   III. POLICY AND RESTRICTIONS FOR PERSONAL TRADING IN SECURITIES ISSUED BY
                        PRUDENTIAL BY DESIGNATED PERSONS

This Section specifically addresses the requirements for those employees who have routine access to material, nonpublic information about Prudential. These requirements are consistent with policies of leading financial service firms. Specific policies and procedures relating to Section 16 Insiders are addressed in a separate policy statement.

A.    DESIGNATED PERSONS

      A DESIGNATED PERSON is an employee who, during the normal course of his or her job has routine access to material, nonpublic information about Prudential, including information about one or more business units or corporate level information that may be material about Prudential. Employees at the corporate rank of Executive Vice President ("EVP") and above are deemed to be Designated Persons. In addition, direct reports to each EVP and their direct reports are also deemed to be Designated Persons. Finally, the Vice Presidents ("VPs") of Finance for each business unit must identify additional employees in each unit who, regardless of level, have routine access to material, nonpublic information about Prudential. It is the responsibility of the VPs of Finance to notify Corporate Compliance of any changes to this list. Employees who have been classified as a Designated Person, but believe that they do not have access to material, nonpublic information, may request an exception to this requirement from the General Counsel.

B.    SPECIFIC TRADING REQUIREMENTS

      All employees are prohibited from trading securities issued by Prudential while in possession of material, nonpublic information regarding the Company. Employees are also discouraged from engaging in speculative transactions in securities issued by Prudential and are encouraged to hold Prudential securities for long term investment.

      DESIGNATED PERSONS ARE REQUIRED TO PRECLEAR ALL TRANSACTIONS IN COMPANY SECURITIES PRIOR TO EXECUTION THROUGH CORPORATE COMPLIANCE. THIS REQUIREMENT EXCLUDES TRANSACTIONS IN PRUDENTIAL MUTUAL FUNDS AND ANNUITIES. TRADES WILL BE APPROVED ONLY DURING OPEN "TRADING WINDOWS." IN ADDITION, DESIGNATED PERSONS ARE SUBJECT TO RESTRICTIONS RELATING TO SHORT SALES AND OPTIONS TRANSACTIONS. THESE RESTRICTIONS APPLY TO ALL ACCOUNTS IN WHICH A DESIGNATED PERSON HAS A DIRECT OR INDIRECT BENEFICIAL INTEREST INCLUDING, BUT NOT LIMITED, TO ACCOUNTS FOR SPOUSES, FAMILY MEMBERS LIVING IN YOUR HOUSEHOLD, AND ACCOUNTS FOR WHICH THEY EXERCISE INVESTMENT DISCRETION.

      1.    BROKERAGE ACCOUNT REQUIREMENTS FOR DESIGNATED PERSONS

            Designated Persons are required to hold and trade Prudential Financial, Inc. common stock and related equity derivative securities ("PRU") only at an authorized broker-dealer. The authorized firms are PSI, Pruco Securities, Charles Schwab, E*TRADE, Fidelity Investments, and Merrill Lynch. Designated Persons can access information about each firm through the authorized broker-dealer website at http://njplazx51/authorizedbrokerdealers. This requirement applies to accounts for you, your family members, or accounts in which you have a beneficial interest or over which you have trading authority. See Section II.C.4. for a complete list of applicable accounts. You may still maintain your accounts at non-authorized broker-dealers, however those accounts are still subject to Prudential's monitoring procedures outlined in Section
            B.2. below. While PRU stock held by you at EquiServe Trust Company, N.A., ("EquiServe") is subject to the provisions of this Policy, Designated Persons are not required to transfer PRU positions held at EquiServe.

      2. TRADE REPORTING REQUIREMENTS FOR ACCOUNTS WITH NON-AUTHORIZED BROKER-DEALERS


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            Designated Persons who maintain brokerage accounts with brokerage firms, other than the authorized broker-dealers listed in Section
            B.1. above, must direct the brokerage firm(s) to send duplicate copies of trade confirmations and account statements to Corporate Compliance.(8) A sample letter to a brokerage firm is provided as
            Exhibit 1 to this Policy.

      3.    TRADING WINDOWS/BLACKOUT PERIODS

            Designated Persons are permitted to trade in securities issued by Prudential only during open trading windows. Approximately 24 hours after the Company releases its quarterly earnings to the public, the trading window generally opens and generally will remain open until approximately three weeks before the end of each quarter. In addition, the Company may notify Designated Persons regarding unscheduled blackout periods. For example, in the event the Company decides to make an unscheduled announcement (e.g., a pre quarter-end earnings estimate), Prudential may restrict trading activity during a normally permissible trading window. Corporate Compliance will notify Designated Persons of the opening of trading windows and the commencement of blackout periods.

      4.    PRECLEARANCE OF TRADING IN SECURITIES ISSUED BY PRUDENTIAL

            Designated Persons are required to preclear all transactions in securities issued by Prudential through Corporate Compliance. Designated Persons should submit requests electronically through the SMARTS Preclearance intranet site. Designated Persons will be sent a link to the Preclearance site from Corporate Compliance, and a link is also available from the Compliance website. All approved transactions are valid until the close of business on the day in which preclearance is granted. (See Exhibit 7 for the SMARTS Preclearance Form.) Transactions that require preclearance include, but are not limited to, the following:

            -     open market transactions through a broker/dealer;

            -     gifts received or given;

            -     stock option plan exercises; and

            - Prudential Employee Savings Plan (PESP) Company Stock Fund transactions other than purchases through automatic payroll deductions (see Section B.4. below).

      5.    PROHIBITED TRANSACTIONS

            All employees are prohibited from selling short including "short sales against the box" and from participating in any options transactions on any securities issued by Prudential except in connection with bona fide hedging strategies (e.g., covered call options and protected put options). (See Exhibit 8 describing permissible options transactions.) However, employees are prohibited from buying or selling options to hedge their financial interest in employee stock options granted to them by Prudential.

      6.    PESP AND THE EMPLOYEE STOCK OPTION PLANS

            Certain controls have been established to prevent trading activity in the PESP Company Stock Fund and Employee Stock Option Plan that may not conform to this Policy. Designated Persons will be blocked from executing certain transactions relating to PESP and company stock option exercises that result in a sale of securities during designated blackout periods. PESP Company Stock Fund transactions that will be blocked include exchanges, deferral rate and allocation changes, loans and distributions. However, automatic payroll deductions and Company match transactions will be permitted and will not be blocked.

C.    SUPERVISORY RESPONSIBILITIES

      Business Unit and Department Heads or their designees are responsible for supervising the trading activity of the associates within their units. This responsibility may be delegated to appropriate individuals. The monitoring process will be facilitated by Corporate Compliance which will produce and distribute reports of trading activity in securities issued by Prudential for Designated Persons on a routine basis.

----------

(8) Information concerning securities transactions at the authorized broker-dealers is fed by computer link directly to SMARTS.


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D.    VIOLATIONS OF THE POLICY

      Violations of the policy are reviewed by Corporate and Business Unit Compliance in conjunction with Business Unit Management. Individuals who violate the policy are subject to disciplinary action up to and including termination of employment.



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
            IV. TRADING RESTRICTIONS FOR ASSOCIATES OF BROKER-DEALERS


A. TRADE MONITORING FOR ASSOCIATES OF PRUCO SECURITIES CORPORATION AND PRUDENTIAL INVESTMENT MANAGEMENT SERVICES, LLC.

      Pruco Securities Corporation ("Pruco") is a full service broker-dealer whose business is limited to the facilitation of non-solicited customer orders of general securities and the distribution of investment company and variable contract products. Prudential Investment Management Services LLC. ("PIMS") is a full service broker-dealer whose primary business is restricted to the facilitation of customer orders in and distribution of Prudential mutual funds, annuities, unit investment trusts and 529 plan interests. Unlike Prudential units who participate in the Personal Trade Monitoring System, the nature and scope of Pruco's and PIMS' business is such that their associates do not have access to material, nonpublic information concerning publicly traded securities through their employment.(9) Accordingly, Pruco and PIMS associates are generally not required to participate in SMARTS. However, pursuant to SEC and NASD regulations, Pruco and PIMS Registered Representatives must comply with the following reporting requirements:

      1.    NOTIFICATION REQUIREMENTS FOR PERSONAL SECURITIES ACCOUNTS

            In accordance with Rule 3050 of the NASD Conduct Rules, Pruco and PIMS Registered Representatives ("Registered Representatives") must notify Pruco/PIMS, in writing, prior to opening an account at another broker-dealer, and must notify Pruco/PIMS of any accounts opened prior to becoming a Pruco/PIMS Registered Representative. Registered Representatives must also notify broker-dealers, prior to opening such accounts, that they are Registered Representatives of Pruco/PIMS. However, if the account was established prior to the association of the person with Pruco/PIMS, the Registered Representative must notify the broker-dealer in writing promptly after becoming so associated. These notification requirements apply to all personal securities accounts of Registered Representatives and any securities accounts over which they have discretionary authority. Registered Representatives are not required to report accounts that are LIMITED to the following types of investments: (1) mutual funds; (2) variable life and variable annuity contracts; (3) unit investment trusts; (4) certificates of deposit; and (5) money market fund accounts.

      2.    ANNUAL COMPLIANCE TRAINING AND SIGN-OFF

            NASD Notice to Members 91-45 provides that firms which do not conduct investment banking research or arbitrage activities still must have "reasonable procedures for the education and training of its associates about insider trading" in order to be in compliance with ITSFEA. Consistent with this Notice, Pruco/PIMS includes a statement concerning insider trading in its annual Compliance Overview. All Registered Representatives will be required to annually sign a statement affirming that they have read and understand Pruco's/PIMS' policy concerning insider trading as described in the US Consumer Group or the PIMS Compliance Manual and as set forth in Prudential's Policy Statement On Insider Trading contained in Section I of this Policy.

B.    PURCHASES OF PUBLIC OFFERINGS - - "FREERIDING AND WITHHOLDING"

      NASD Conduct Rule 2110 prohibits broker-dealers from retaining certain public offering securities known as "hot issues" in their own accounts, and from selling such securities to directors, officers, general partners, employees or agents and associated persons of any broker-dealer. "Hot issues" are securities of a public offering where the securities open for trading in the after-market or secondary market at a premium. In general, if shares purchased in a public offering can be sold at a profit immediately in the secondary market, the NASD will consider them to be a "hot issue." These basic prohibitions also cover sales of hot issues to accounts in which any restricted person may have a beneficial interest and, with limited exceptions, to members of the immediate family of such persons.

----------

(9) Certain PIMS personnel employed by portfolio management units may be subject to the personal securities trading restrictions set forth in Section V. due to their association with portfolio management activities in addition to the restrictions set forth in this Section.


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      The overall purpose of this prohibition, known as the "freeriding and withholding" rule, is to protect the integrity of the public offering process by requiring that NASD members make a bona-fide public distribution of securities by not withholding such securities for their own benefit or using the securities to reward other persons who are in a position to direct future business to the firm.

      To ensure compliance with the NASD's freeriding and withholding rules, ASSOCIATED PERSONS OF PRUDENTIAL'S BROKER-DEALERS ARE PROHIBITED FROM PURCHASING SECURITIES IN PUBLIC OFFERINGS OF EQUITY SECURITIES AND PUBLIC OFFERINGS OF DEBT SECURITIES THAT ARE "HOT ISSUES." This prohibition includes all associates of the following broker-dealers:

            Prudential Investments Management Services, LLC (PIMS); Pruco Securities Corporation;
            PSI; and
            Wexford Clearing Services, Inc.

      As a policy consistent with the highest standards in the industry, Prudential has restricted the purchase of all public offerings of equities rather than identifying "hot issues" on an individual offering basis. The policy applies to all public offerings of equity securities, whether or not the above broker-dealers are participating in the offering. This policy does not disadvantage associates, because if the price increases on a primary or secondary offering, it is a prohibited hot issue, while if the price does not increase, the associate can then purchase the security in the secondary market at the same or lower price as the issue price. THERE ARE NO PROHIBITIONS ON PURCHASES OF PUBLIC OFFERINGS OF MUNICIPAL SECURITIES OR GOVERNMENT SECURITIES.

      WHICH ACCOUNTS ARE RESTRICTED:

      Accounts of all persons associated with the above broker-dealers and their immediate families are restricted from purchasing public offerings of securities. The term "immediate family" includes parents, mother-in-law, father-in-law, spouse, siblings, brother-in-law, sisters-in-law, children and their spouses, or any other person who is supported (directly or indirectly) to a material extent by the associated person.

      The prohibition shall not apply to sales to a member of the associate's immediate family who is not supported directly or indirectly to a material extent by the associate, if the sale is by a broker-dealer other than that employing the restricted person and the restricted person has no ability to control the allocation of the hot issue.

C.    PRIVATE SECURITIES TRANSACTIONS

      In accordance with Rule 3040 of the NASD Conduct Rules, all associates of PIMS, PSI, PRUCO and WEXFORD must notify their broker-dealer, in writing, and obtain written approval from the broker-dealer, prior to engaging in any private securities transaction. Private securities transactions include, but are not limited to, transactions in unregistered offerings of securities, and purchases or sales of limited partnership interests.

      Such notification should be made to the compliance officer for the broker-dealer or the compliance officer's designee who will be responsible for approving private securities transactions. This notification requirement does not apply to those trades for which duplicate confirmations are provided by the executing broker or through PSI. For associates who are subject to preclearance, the preclearance form will satisfy the notification requirement.

D.    ADDITIONAL RESTRICTIONS FOR PSI ASSOCIATES

      PSI associates are subject to certain additional personal trading restrictions which are set forth in Section VI.


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
      V. TRADING RESTRICTIONS FOR ASSOCIATES OF PORTFOLIO MANAGEMENT UNITS
                                AND TRADING UNITS

Rule 17(j) under the Investment Company Act of 1940 requires that every investment company adopt procedures designed to prevent improper personal trading by investment company personnel. Rule 17(j) was created to prevent conflicts of interest between investment company personnel and shareholders, to promote shareholder value, and to prevent investment company personnel from profiting from their access to proprietary information. In light of the adoption of Rule 17(j) and the growing concern that the mutual fund industry needed to police itself, the Investment Company Institute ("ICI"), an industry group, assembled a blue ribbon panel and, in 1994, issued a report setting forth a series of recommendations concerning personal trading by investment personnel. These recommendations, known as the "ICI rules", have been praised by the SEC, and have been adopted by the majority of the asset management industry associated with U.S. registered investment companies. In keeping with our ethical standards and the practices of the industry leaders, Prudential has adopted the ICI rules for all of its portfolio management units. The ICI rules concerning personal trading are set forth below and are applicable to these portfolio management units and certain associates outside the specific business unit but who provide direct support to these units.(10) In addition, the ICI rules, with certain exceptions, have also been adopted for other investment management units within Prudential, including, but not limited, to the following:

                  PRUDENTIAL INVESTMENT MANAGEMENT(11)
                        Jennison Associates LLC
                        Public Fixed Income
                        Quantitative Management

                  PSI
                        Investment Supervisory Group (ISG)
                        Prudential Securities Portfolio Management (PSPM) Quantum Portfolio Management

                  US CONSUMER GROUP
                        Prudential Investments LLC(12)

A.    DEFINITIONS

      The following terms are defined for purposes of this policy:

      1. "Access Persons" are employees or officers of a mutual fund or investment adviser, who, in connection with their normal responsibilities, make, participate in, or obtain current or pending information regarding the purchase or sale of a security by the Complex (defined below, see Section A.4.).(13)

      2. "Investment personnel" are Access Persons who are portfolio managers, analysts, traders, or certain other individuals as designated by the compliance officer.

      3. A "pending buy or sell order" exists when a decision to purchase or sell a security has been made and communicated.

      4. The "Complex" includes all portfolios managed by the business unit or group of units to which an individual is deemed to have access.

----------

(10) Certain PIMS personnel employed by portfolio management units may be subject to the personal securities trading restrictions set forth in this section due to their association with portfolio management activities in addition to the restrictions set forth in Section IV.

(11) Certain international units are also subject to these requirements including Prudential Asset Management Japan and Prudential Asia Fund Management.

(12) Certain individuals of Prudential Investments with access to material nonpublic information, including portfolio trading activity, are subject to this Section. In addition, employees of Prudential Investments who are not deemed Access Persons may still be subject to personal trade monitoring due to their specific job responsibilities and the information to which they have access. Individuals should consult their business unit compliance officer for additional clarification.

(13) Officers listed on Prudential Investments LLC's Form ADV are also classified as Access Persons.

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
B.    TRADING RESTRICTIONS

      1.    INITIAL PUBLIC OFFERINGS

            Investment personnel are prohibited from purchasing initial public offerings of securities. For purposes of this policy (and consistent with the NASD freeriding and withholding rules), "initial public offerings of securities" do not include offerings of government or municipal securities.(14)

      2.    PRIVATE PLACEMENTS

            Investment personnel are prohibited from acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the local business unit head in consultation with the business unit compliance officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict of interest is involved.

            Investment personnel must disclose their private placement holdings to the business unit compliance officer and the business unit's chief investment officer when the investment personnel play a part in the consideration of any investment by the portfolio in the issuer. In such circumstances, the portfolio's decision to purchase securities of the issuer will be subject to independent review by appropriate personnel with no personal interest in the issuer.

      3.    BLACKOUT PERIODS - - "7 DAY RULE"(15)

            Access Persons are prohibited from executing a securities transaction on a day during which any portfolio in their Complex has a pending buy or sell order in the same or an equivalent security and until such time as that order is executed or withdrawn.(16) This prohibition will not apply to purchases and sales executed in a fund or portfolio that replicates a broad based securities market index.

            Investment personnel are prohibited from buying or selling a security within seven calendar days before or after a portfolio in their Complex trades in the same or an equivalent security. Nevertheless, a personal trade by any investment personnel shall not prevent a portfolio in the same business unit from trading in the same or an equivalent security. However, such a transaction shall be subject to independent review by their business unit compliance officer.(17) This prohibition will not apply to purchases and sales executed in a fund or portfolio that replicates a broad based securities market index.

            Profits realized on transactions that are executed during blackout periods are required to be disgorged to the business unit. Transactions inadvertently executed by an Access Person during a blackout period will not be considered a violation and disgorgement will not be required provided that the transaction was effected in accordance with the preclearance procedures and without prior knowledge of any pending purchase or sale orders in the Complex in the same or equivalent security. All disgorged profits will be donated to a charitable organization in the name of the Company or to an account or client for which the security is held or traded.

      4.    SHORT-TERM TRADING PROFITS(18)

            Investment personnel are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent security within any sixty calendar day period. Profits realized on such

----------

(14) Investment personnel of PSI units are not prohibited from purchasing initial public offerings of debt securities.

(15) The blackout period does not apply to PSI units.

(16) There is no presumption that Access Persons have knowledge of actual trading activity.

(17) Properly precleared personal trades executed within seven days prior to a portfolio trading, will be presumed to be not violative of the 7 day rule provided there is no additional evidence to the contrary.

(18) The short-term trading profit rule, short sales rule and options rule do not apply to PSPM Financial Advisors and their Sale Assistants, Quantum Financial Advisors and their Sale Assistants, or Client Services group traders and calculator personnel.


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
            proscribed trades must be disgorged to the business unit. All disgorged profits will be donated to a charitable organization in the name of the Company or to an account or client for which the security is held or traded.

      5.    SHORT SALES

            Access Persons may not sell any security short which is owned by any portfolio managed by the business unit. Access Persons may, however, make short sales "against the box." A short sale "against the Box" refers to a short sale when the seller owns an equivalent amount of the same securities.

      6.    OPTIONS

            Access Persons may not write naked call options or buy naked put options on a security owned by any portfolio managed by the business unit. Access Persons may purchase options on securities not held by any portfolio managed by the business unit, or purchase call options or write put options on securities owned by any portfolio managed by the business unit, subject to preclearance and the same restrictions applicable to other securities. Access Persons may write covered call options or buy covered put options on a security owned by any portfolio managed by the business unit at the discretion of the business unit compliance officer. However, investment personnel should keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit.

      7.    INVESTMENT CLUBS

            Access Persons may not participate in investment clubs.(19)

C.    PRECLEARANCE

      Access Persons must preclear all personal securities transactions with the exception of those identified in Section V.D. below.(20) All requests for preclearance must be submitted to the business unit compliance officer for approval using the automated preclearance website which may be accessed via http://smarts_preclearance.prudential.com/smarts_preclearance/.(21,22)
      All approved orders must be executed by the close of business on the day in which preclearance is granted; provided however that approved orders for securities traded in foreign markets may be executed within two business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.(23)

D.    EXEMPTIONS

      The black out periods and the short-term trading profit rule do not apply to any of the following activities. Preclearance is not required for items 4, 5, 6, and 7.

      1. INELIGIBLE SECURITIES. Purchases or sales of securities (or their equivalents) that are not eligible for purchase or sale by any portfolio in the business unit.

      2. EXERCISE OF RIGHTS ISSUED BY ISSUER. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      3. DE MINIMIS TRADES. Any trades, or series of trades effected over a 30 day calendar period, involving 500 shares or less in the aggregate of an equity security, provided that the securities are listed on the

----------

(19) For PSI units, only investment personnel are prohibited from participating in investment clubs. Other Access Persons must comply with PSI's policy on investment clubs described in Section VII.A.2.

(20) PSI Financial Advisors are not subject to the preclearance requirements.

(21) Paper preclearance forms may be used for international units and in certain hardship cases. Paper Forms are available from the business unit Compliance Officer.

(22) Access Persons should submit their preclearance forms to the business unit compliance officer of the Complex to which they are deemed to have access.

(23) Exceptions to the requirement to resubmit preclearance requests may be granted in advance by the business unit compliance officer for unusual circumstances.


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
            New York Stock Exchange or have a market capitalization greater than $1 billion, and the Access Person has no prior knowledge of activity in such security by any portfolio in the business unit.

            Any fixed-income securities transaction, or series of related transactions effected over a 30 day calendar period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such security by any portfolio in the business unit.

      4. DISCRETIONARY ACCOUNTS. Purchases or sales of securities effected in any account over which the Access Person has no direct or indirect influence or control or in any account of the Access Person which is managed exclusively on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions.(24) Access Persons must provide written documentation that evidences he/she does not have authority to participate in the management of the account and must receive written permission from the business unit compliance officer.

      5. INDEX OPTIONS. Any transactions in index options effected on a broad-based index. (See Exhibit 4.)

      6.    UNIT INVESTMENT TRUSTS AND OPEN-END MUTUAL FUNDS.

      7.    NON-VOLITIONAL TRANSACTIONS AND DIVIDEND REINVESTMENT PLANS.

      8. EXCEPTIONS BY PRIOR WRITTEN APPROVAL. Purchases or sales of securities which receive prior written approval of the business unit compliance officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict of interest is involved and that such purchases or sales are not likely to have any economic impact on any portfolio in the business unit or on its ability to purchase or sell securities of the same class or other securities of the same issuer.

E.    PERSONAL TRADE REPORTING

      All Access Persons must participate in Prudential's Personal Trade Monitoring System as described in Section II of this Policy. In addition, all Access Persons must preclear all private securities transactions immediately and report completion of the transaction promptly, in any event not later than ten days following the close of each quarter in which the trade was executed.(25) Forms to report such private securities transactions are available from your business unit compliance department or Corporate Compliance.


F.    PERSONAL SECURITIES HOLDINGS

      Within ten days of becoming an Access Person, and thereafter on an annual basis, Access Persons (other than disinterested directors/trustees) must disclose personal securities holdings, including all holdings of private securities (e.g., limited partnership interests, private placements, etc.) Holdings must be as of the date of becoming an Access Person for the initial report and as of December 31 for the annual report. Annual Reports must be submitted by January 30. (See Exhibits 5 and 6 for the Initial and Annual Holdings Report Forms.)

G.    SERVICE AS A DIRECTOR

      Consistent with Prudential policy, Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization from the business unit compliance officer based upon a determination that the board service would not be inconsistent with the interests of the investment company or other clients. In the limited instances that such board service may be authorized, Investment Personnel will be isolated from those making investment decisions affecting transactions in

----------

(24) Such accounts must receive written approval in advance from Corporate Compliance. In such cases, the employee must give exclusive discretion to his/her broker or investment adviser. A copy of such notification should be sent to Corporate Compliance. Such accounts are required to be reported and monitored as provided under Section II.A.

(25) With respect to PSI, this requirement to report all private securities transactions and the requirement to disclose personal securities holdings, as described above, will only apply to ISG.

Prudential Financial, Inc.- For Internal Use Only
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
      securities issued by any publicly traded company on whose board such Investment Personnel serves as a director through the use of a "Chinese Wall" or other procedures designed to address the potential conflicts of interest.

H.    GIFTS

      Consistent with Prudential's Gift and Entertainment Policy, Access Persons are prohibited from receiving any gift or other thing that would be considered excessive in value from any person or entity that does business with or on behalf of Prudential. Access Persons must comply with Company limits and reporting guidelines for all gifts and entertainment given and/or received.

I.    CODE VIOLATIONS AND SANCTIONS

      A committee comprised of business unit executives, compliance and human resource personnel will review all violations of this Policy. The committee will determine any sanctions or other disciplinary actions that may be deemed appropriate.

J.    REPORTS TO CLIENTS

      The Board of Directors/Trustees of any investment company client will be provided, as requested by client or otherwise required by regulation, with an annual report which at a minimum:

      a) certifies that the portfolio management unit has adopted procedures reasonably necessary to prevent its Access Persons from violating this policy;

      b) summarizes existing procedures concerning personal investing and any changes in the procedures made during the preceding year;

      c) identifies material violations of this policy and sanctions imposed in response to those violations; and

      d) identifies any recommended changes in existing restrictions or procedures based upon experience under the policy, evolving industry practices, or developments in applicable laws and regulations.

K.    CONFLICTS OF INTEREST

      All Access Persons must act in accordance with the following general principles:

      (1) It is the duty at all times to place the interests of investment company shareholders and other clients first.

      Access Persons should scrupulously avoid serving their own personal interests ahead of clients' interests in any decision relating to their personal investments.

      (2) All personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

      Access Persons must not only seek to achieve technical compliance with this Policy, but should strive to abide by its spirit and the principles articulated herein.

      Example:

            - An appearance of a conflict of interest may occur if, following a meeting with a representative of an issuer, an analyst buys the issuer's securities for his or her personal account, but does not recommend his or her client purchase such securities.

      (3) Access Persons may not take inappropriate advantage of their positions.

      Access Persons must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of shareholders or clients, including, but nor limited to the receipt of unusual investment opportunities, perquisites, or gifts of more than de minimis value from persons doing or seeking business with their portfolios.

Prudential Financial, Inc.- For Internal Use Only
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
      (4) Access Persons may not bunch a personal order with a client order.(26)

      Access Persons may not conduct personal business with brokers who execute trades for their portfolios.



----------

(26) This rule does not apply to Quantum or PSPM.

Prudential Financial, Inc.- For Internal Use Only
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
           VI. TRADING RESTRICTIONS OF PRIVATE ASSET MANAGEMENT UNITS

In addition to the personal securities trade reporting requirements set forth in
Section II above, all associates of Private Asset Management units of Prudential Investment Management (PIM) are subject to certain trading restrictions as set forth below. The Private Asset Management units of PIM are as follows:
Prudential Capital Group (PCG), Prudential Mortgage Capital Company (PMCC), Prudential Real Estate Investors (PREI) and Private Equity.

Such restrictions apply to transactions in any securities accounts for which the associate maintains a beneficial interest, including the following:

      1)    personal accounts;

      2) joint or tenant-in-common accounts in which the associate is a participant;

      3) accounts for which the associate acts as trustee, executor or custodian;

      4)    accounts in which the associate's spouse has a beneficial interest;

      5) accounts in which the associate's minor children or any dependent family member has a beneficial interest;

      6) accounts over which the associate exercises control or has any investment discretion; and

      7) accounts of any individual to whose financial support the associate materially contributes.

A.    PRIVATE SIDE MONITORED LIST

      Under Prudential's Chinese Wall Policy, the Private Asset Management units are required to maintain a Private-Side Monitored List (PSML) containing the names of publicly-traded issuers about which they possess material, nonpublic information. Associates of each of these units are restricted from purchasing or selling securities of the issuers on the PSML. This restriction applies to all accounts in which the associate is deemed to have a beneficial interest as listed above. Associates should not, however, provide the PSML to individuals outside of their business unit. The associate should instruct individuals who exercise control or have investment discretion over an account in which the associate has a beneficial interest to check with the associate prior to purchasing or selling any security for such account to ensure that no trade is placed in a security on the PSML. If the security is on the PSML, the associate should instruct the individual exercising control over the account that he or she is prohibited from trading the security because of his or her employment with Prudential. (In the case of a discretionary account with a brokerage firm, the preceding rule does not apply and the associate must not disclose any security or issuer with the broker in advance of any trade. In addition, a copy of the signed discretionary account agreement should be sent to Corporate Compliance). ASSOCIATES OF PRIVATE ASSET MANAGEMENT UNITS MAY NOT ADVISE A PERSON NOT EMPLOYED BY PRUDENTIAL, OR A PRUDENTIAL EMPLOYEE ON THE PUBLIC SIDE OF THE CHINESE WALL THAT A SECURITY IS RESTRICTED BECAUSE PRUDENTIAL IS IN POSSESSION OF MATERIAL, NONPUBLIC INFORMATION.

B.    INVESTMENT CLUBS

      All associates of Private Asset Management units are prohibited from participating in investment clubs.

C.    ADDITIONAL RESTRICTIONS FOR CERTAIN UNITS

      1.    REAL ESTATE UNITS

            To ensure compliance with ITSFEA and to prevent actual and apparent conflicts of interest in the Private Asset Management Real Estate units, all associates of PREI and PMCC who are located in the U.S. (and functional associates who are co-located with PREI) are prohibited from purchasing interests in publicly-traded real estate investment trusts ("REITs") and real estate-related securities. PIM Compliance maintains a list of real estate security issuers in the PIM Compliance Library, accessible via Lotus Notes. Please note however, that this prohibition applies to all REITs and real estate-related securities, whether they are on the list or not. Associates who hold REIT securities or real estate securities prior to the institution of this policy or joining PREI or PMCC must obtain written approval from PIM Compliance prior to the sale of such securities. Associates of the Private Asset Management Real

Prudential Financial, Inc.- For Internal Use Only
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
            Estate units will be permitted to purchase shares of open end mutual funds that invest in REITs or real estate securities.

      2.    PRUDENTIAL CAPITAL GROUP

            To insure compliance with ITSFEA and to prevent actual or apparent conflicts of interest in PCG, all associates of PCG (and functional associates who support PCG) are prohibited from purchasing securities of companies listed on PCG's 90 Day Pricing Summary Update for Public Companies (90 Day Pricing List). PIM Compliance maintains this list in the PIM Compliance Library, accessible via Lotus Notes.

Prudential Financial, Inc.- For Internal Use Only
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
               VII. POLICY FOR PRUDENTIAL SECURITIES, INCORPORATED

A.    EMPLOYEE SECURITIES ACCOUNTS

      1.    TRADE MONITORING AT PSI

            In addition to the requirements of ITSFEA and the NASD Conduct Rules, Prudential Securities, Incorporated (PSI) is required by New York Stock Exchange rules to review transactions in all accounts of employees and their family members. To ensure compliance with these requirements, employees are prohibited from opening or maintaining any "employee account," as defined below, at a firm other than PSI. Any exception to this policy requires the prior written approval of the employee's Branch Manager or supervisor and the Compliance Department. In those cases where accounts are approved to be held at another firm, the Compliance Department will make arrangements to have duplicate copies of all confirmations and monthly statements sent to the employee's Branch Manager (or supervisor) and the Compliance Department.

                  DEFINITION OF "EMPLOYEE ACCOUNT"

                  "Employee accounts" include the following securities and/or commodities accounts:

                  -     Any personal account of an employee;

                  - Any joint or tenant-in-common in which the employee is a participant;

                  - Any account for which the employee acts as the trustee, executor or custodian;

                  - Any account over which the employee has investment discretion or otherwise can exercise control (other than non-related client's accounts over which Financial Advisors have investment discretion);

                  - Any other account in which an employee is directly or indirectly financially interested.

                  and the following "employee-related accounts":

                  -     Accounts of the employee's spouse;

                  - Accounts of the employee's minor and/or any dependent family members; and

                  - Accounts of any individual to whose financial support the employee materially contributes.

                  Exceptions to this policy may be granted for employee-related accounts in rate circumstances where the employee can demonstrate that he or she has no financial interest in such account.

      2.    INVESTMENT CLUBS

            Employees must obtain written approval from the PSI Law Department prior to maintaining an interest in an Investment Club. Such an Investment Club account is considered to be an Employee Account for purposes of this Policy and must be maintained at PSI. Any exception to this policy requires the prior written approval of the employee's Branch Manager or supervisor and the Compliance Department. However, new investment club memberships will not be permitted for employees of units required to participate in SMARTS.

B.    PERSONAL TRADING RESTRICTIONS

      1.    PURCHASES OF PUBLIC OFFERINGS - - "FREERIDING AND WITHHOLDING"

            All PSI employees must comply with the Freeriding and Withholding policy as set forth in Section III.A of this Policy. This includes a prohibition on purchasing new offerings directly from a syndicate member.


      2.    24 HOUR RESEARCH REPORT RESTRICTION

Prudential Financial, Inc.- For Internal Use Only
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
            PSI associates must avoid even the appearance of taking unfair advantage of advance knowledge of PSI research activities. Accordingly, employee accounts are prohibited from effecting transactions in securities on which PSI has released material research opinions or recommendations until PSI's clients have had adequate opportunity to effect such transactions.

            This prohibition generally applies for a 24 hour period after the release of a research report. However, if the investing public has had time to receive and react to the release of material research opinions or recommendations, the 24 hour restriction may be shortened by the Compliance Department.

            The 24 hour rule becomes effective when an issuer is added to PSI's Restricted List. This generally occurs when:

            (1) There is a material change in a PSI Research Department rating; or

            (2)   PSI's Research Department initiates coverage of a company.

                  Employee accounts are also prohibited from engaging in transactions in a security when the employee knows that a research report relating to the security is in preparation.

                  Securities subject to the 24 hour rule appear on PSI's Restricted List. Although only the symbol for the common stock may be indicated on the Restricted List, all related securities (including common and preferred stock, convertibles, options, warrants and rights) of the companies listed (and debt securities, if indicated) are subject to restriction.

      3.    RESTRICTED LIST

            PSI's Restricted List is a confidential list of securities that are subject to certain research, sales and trading restrictions. Securities may be placed on the Restricted List for a variety of reasons designed to ensure compliance with regulatory requirements and company policy. For example, as stated above, securities which are the subject of the 24 hour rule are placed on the Restricted List. A security may also be placed on the Restricted List if it is the subject of a distribution in which PSI or an affiliate is participating, or if the firm is participating in a market-sensitive transaction such as a merger or tender offer. Employees may not purchase or sell securities for their employee accounts if such transactions are prohibited by the Restricted List. Although only the symbol for the common stock may be indicated on the Restricted List, all securities from the same issuer (including common and preferred stock, convertibles, options, warrants and rights of the companies listed (and debt securities, if indicated)) are subject to restriction.

C.    ADDITIONAL TRADING RESTRICTIONS FOR CERTAIN PSI DEPARTMENTS

      1.    TRADING RESTRICTIONS

            A.    RESEARCH DEPARTMENT

                  Analysts must preclear trades of securities of issuers that are the subject of unreleased research or research in progress.

                  Fundamental equity research analysts must preclear trades of securities of a company or industry group for which such analysts have research coverage responsibilities.

                  Fundamental equity research analysts may not execute trades which are contrary to their research ratings.

                  For securities of a company or industry group for which such analyst has research coverage responsibilities, the fundamental equity research analyst may not sell any such security that (s)he has purchased within the prior 90 calendar days or purchase any such security that (s)he had sold within the prior 90 calendar days. Under very limited circumstances, exceptions to this

Prudential Financial, Inc.- For Internal Use Only
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
                  90 day holding period may be granted by obtaining prior written approval from the Compliance Department.

            B.    TRADING DEPARTMENT

                  Employees of the Trading Department must preclear trades of all securities for which the trading desk or units has trading or market-making responsibility.

                  For securities for which the trading desk or units has trading or market-making responsibility, an employee of the Trading Department may not sell any such security that (s)he has purchased within the prior 90 calendar days or purchase any such security that (s)he had sold within the prior 90 calendar days. Under very limited circumstances, exceptions to this 90 day holding period may be granted by obtaining prior written approval from the Compliance Department.

            C.    HIGH YIELD SECURITIES GROUP

                  All employees of the High Yield Securities Group must preclear:

                  1) trades of securities for which the trading desk or unit has trading or market-making responsibility; and

                  2) trades of securities of issuers which are the subject of unreleased research or research in progress.

                  For securities for which the trading desk or units has trading or market-making responsibility, an employee of the Trading Department may not sell any such security that (s)he has purchased within the prior 90 calendar days or purchase any such security that (s)he had sold within the prior 90 calendar days. Under very limited circumstances, exceptions to this 90 day holding period may be granted by obtaining prior written approval from the Compliance Department.

            D.    ASSET-BACKED FINANCE GROUP

                  Employees of the Asset-Backed Finance Group may not trade securities involving a nonpublic transaction or proposed transaction on which the Asset-Backed Finance Group is working.

                  Employees must preclear trades of securities for which the employee has performed any work in the previous 90 calendar days.

            E.    INVESTMENT BANKING GROUP

                  Employees of the Investment Banking Group may not trade securities involving a nonpublic transaction or proposed transaction on which the Investment Banking Group is working.

                  Employees must preclear trades of securities for which the employee has performed any work in the previous 90 calendar days.

            F.    PUBLIC FINANCE

                  Employees of Public Finance may not trade securities involving a nonpublic transaction or proposed transaction on which Public Finance is working.

                  Employees must preclear trades of securities for which the employee has performed any work in the previous 90 calendar days.

            G. CAPITAL TRANSACTION EQUITY SYNDICATE GROUP AND CAPITAL TRANSACTION DEBT SYNDICATE GROUP

Prudential Financial, Inc.- For Internal Use Only
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
                  Employees of the Syndicate Group may not trade securities involving a nonpublic transaction or proposed transaction on which the Syndicate Group is working.

                  Employees must preclear trades of securities for which the employee has performed any work in the previous 90 calendar days.

      2.    PRECLEARANCE PROCEDURES

            All requests for preclearance must be submitted to the Business Unit head for approval, with prior notification to Compliance. All approved orders must be executed by the close of business on the day preclearance is granted; provided, however, that approved orders for securities traded in foreign markets may be executed within two business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

Prudential Financial, Inc.- For Internal Use Only
Revised 8/8/2002

                                                                       EXHIBIT 1


TO:   Broker-Dealer


      RE:   Account #:
            Date of Establishment:

Dear Sir/Madam:

      Please furnish to Prudential Financial Inc. ("Prudential"), copies of all trade confirmations and account statements with respect to all transactions for the above listed account(s). Please include all transactions in shares of unit investment trusts and all closed-end mutual funds.

      Copies of these confirmations and statements should be sent to Prudential, as trades are effected, addressed as follows:

            Prudential Financial, Inc.
            Corporate Compliance
            P.O. Box 919
            Newark, NJ  07101-9998

      This request is being made pursuant to Rule 3050 of the Conduct Rules of the NASD and/or Rule 204-2(a) of the Investment Advisers Act, as applicable.

                                          Very truly yours,





cc:   Ellen McGlynn Koke,
      Vice President, Securities Compliance
      Corporate Compliance

Prudential Financial, Inc.- For Internal Use Only
Revised 8/8/2002

                                                                       EXHIBIT 2

            ACKNOWLEDGMENT OF THE PERSONAL SECURITIES TRADING POLICY

      For employees required to report their transactions in SMARTS as described in Section II of this policy, please complete the following acknowledgment and send it to:

            Prudential Financial, Inc.
            Corporate Compliance
            P.O. Box 919
            Newark, NJ  07101-9998

      I have read and understand the Personal Trading Policy and will comply in all respects with the rules contained therein.

      I confirm that I have instructed in writing all brokers for all securities accounts in which I maintain a beneficial interest, as described immediately below, to send duplicate copies of all confirmations covering any transactions AS TRADES ARE EFFECTED and all account statements to the address listed above. I understand that transactions in Prudential Securities, Inc. or Pruco Advantage accounts are electronically transmitted to Prudential and therefore I do not need to contact these brokers in writing. Beneficial interest includes the following:

      -     personal accounts;

      -     accounts in which my spouse has a beneficial interest;

      - accounts in which my minor children or any dependent family member has a beneficial interest;

      -     joint or tenant-in-common accounts in which I am a participant;

      -     accounts for which I act as trustee, executor or custodian;

      - accounts over which I exercise control or have investment discretion; and

      - accounts of any individual to whose financial support I materially contribute.

      Set forth below (and on accompanying pages if necessary) is a list of all such accounts (as well as Prudential Securities and Pruco accounts) including the individual holding the account, the social security number of that individual, the name of the institution, and the account number. I understand that I must promptly advise Corporate Compliance of any change in this information.

      -----------------------------       ------------------------------
      Full Name of Employee               Business Unit/Location

      -----------------------------       ------------------------------
      Signature                           Date

      ----------------------------------
      Social Security Number of Employee

                              LIST OF ALL ACCOUNTS

NAME OF                 SOCIAL SECURITY         NAME OF
INDIVIDUAL              NUMBER                  INSTITUTION       ACCOUNT NUMBER
------------------      ------------------      -------------     --------------

------------------      ------------------      -------------     --------------

------------------      ------------------      -------------     --------------

Prudential Financial, Inc.- For Internal Use Only
Revised 8/8/2002

COMPLIANCE AND REPORTING OF PERSONAL TRANSACTIONS                      EXHIBIT 3

==================  ============================  ==========  ==============================
    INVESTMENT             SUB-CATEGORY           REPORTABLE           COMMENTS
     CATEGORY/                                     (YES/NO)
      METHOD
==================  ============================  ==========  ==============================

       BONDS                    ABS                  YES
                               Agency                YES
                               CMO's                 YES
                            Convertibles             YES
                             Corporates              YES
                                MBS                  YES
                             Municipals              YES
                          Public Offerings           YES
                    Treasury Bills, Notes, Bonds     NO
------------------  ----------------------------  ----------  ------------------------------
      STOCKS                   Common                YES
  (PURCHASES AND         Optional Dividend           YES
     SALES OF              Reinvestments             YES
INDIVIDUAL STOCKS)           Preferred               YES
                    Public Offerings (Initial &      YES
                             Secondary)
                               Rights                YES
                              Warrants               YES
                        Automatic Dividend            NO
                           Reinvestments
------------------  ----------------------------  ----------  ------------------------------
PRIVATE PLACEMENTS                                   YES
------------------  ----------------------------  ----------  ------------------------------
      LIMITED                                        YES
   PARTNERSHIPS
------------------  ----------------------------  ----------  ------------------------------
  OPEN END MUTUAL          Non Affiliated            NO
       FUNDS         Affiliated - Money Market       NO
                     Affiliated Non-Money Market     NO
                     Prudential Employee Savings     NO
                              Plan
                       (Payroll Deductions)

                       Non-Prudential Payroll        NO
                      Deductions Investing in
                      Prudential Mutual Funds
------------------  ----------------------------  ----------  ------------------------------
 CLOSED END MUTUAL    Affiliated Mutual Funds        YES
      FUNDS &        Affiliated Unit Investment
 UNIT INVESTMENTS              Trusts                YES
      TRUSTS        Non-Affiliated Mutual Funds      YES
                      Non-Affiliated Unit Inv.       YES
                               Trusts
------------------  ----------------------------  ----------  ------------------------------
    DERIVATIVES     ANY EXCHANGE TRADED, NASDAQ,
                      OR OTC OPTION OR FUTURE
                              INCLUDING
                         BUT NOT LIMITED TO:
                         Futures (Including
                         Financial Futures)           NO
                    Options on Foreign Currency      YES
                         Options on Futures          YES
                         Options on Indexes          YES
                        Options on Securities        YES
------------------  ----------------------------  ----------  ------------------------------
 FOREIGN CURRENCY                                    NO         Exchanges made for personal
                                                                travel are not reportable.
------------------  ----------------------------  ----------  ------------------------------
    COMMODITIES           Security Futures           YES
                         Other Commodities           NO
------------------  ----------------------------  ----------  ------------------------------
 ANNUITIES & LIFE            Affiliated              NO
INSURANCE CONTRACTS        Non Affiliated            NO
   W/INVESTMENT
 COMPONENTS (E.G.
  VARIABLE LIFE)
------------------  ----------------------------  ----------  ------------------------------
      BONUSES        SHARES OR OPTIONS RECEIVED      NO             The receipt is not
(NON-PRU EMPLOYEE/            AS PART                          reportable. However, the sale
 HOUSEHOLD MEMBER)        OF COMPENSATION                     of stock or the exercise of an
                                                               option is a reportable event.
------------------  ----------------------------  ----------  ------------------------------
       GIFTS         Given by Employee - Bonds       YES       A gift given to a charity is
                            and/or Stock                         reportable, however, the
                       Received by Employee -        NO         receipt of a gift is not a
                         Bonds and/or Stock                    reportable transaction under
                                                                  the Personal Securities
                                                                Transaction Policy. Please
                                                              see the Gift and Entertainment
                                                                   Policy for additional
                                                                reporting requirements for
                                                                          gifts.
------------------  ----------------------------  ----------  ------------------------------

Prudential Financial, Inc.- For Internal Use Only
Revised 8/8/2002

                                    EXHIBIT 4

                      INDEX OPTIONS ON A BROAD-BASED INDEX


    TICKER SYMBOL                                DESCRIPTION
-------------------------   ----------------------------------------------------
NIK                         Nikkei 300 Index CI/Euro
OEX                         S&P 100 Close/Amer Index
OEW                         S&P 100 Close/Amer Index
OEY                         S&P 100 Close/Amer Index
SPB                         S&P 500 Index
SPZ                         S&P 500 Open/Euro Index
SPX                         S&P 500 Open/Euro Index
SXZ                         S&P 500 (Wrap)
SXB                         S&P 500 Open/Euro Index
RUZ                         Russell 2000 Open/Euro Index
RUT                         Russell 2000 Open/Euro Index
MID                         S&P Midcap 400 Open/Euro Index
NDX                         NASDAQ- 100 Open/Euro Index
NDU                         NASDAQ- 100 Open/Euro Index
NDZ                         NASDAQ- 100 Open/Euro Index
NDV                         NASDAQ- 100 Open/Euro Index
NCZ                         NASDAQ- 100 Open/Euro Index
QQQ                         NASDAQ- 100 Index
SML                         S&P Small Cap 600
TPX                         U.S. Top 100 Sector
SPL                         S&P 500 Long-Term Close
ZRU                         Russell 2000 L-T Open./Euro
VRU                         Russell 2000 Long-Term Index

Prudential Financial, Inc.- For Internal Use Only
Revised 8/8/2002

                                                                       EXHIBIT 5

Reviewed-Initials:      Date:
                  ------     ------

                   INITIAL PERSONAL SECURITIES HOLDINGS REPORT

To:         Jennifer Brown,
            Corporate Compliance

From:                                                 SS#:
            ------------------------------------           -------------
Signed:                                               Date:
            ------------------------------------           -------------


Listed below are all PUBLIC SECURITIES which I held, including those in which I had a direct or indirect beneficial interest, as of my service date with Prudential as required by the Personal Securities Trading Policy and the Mutual Fund Code of Ethics.

                              Number            Principle
Title of Security             Of Shares         Amount        Broker/Dealer/Bank
------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

Listed below are all holdings of PRIVATE SECURITIES (e.g., limited partnerships, private placements).


------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

Prudential Financial, Inc.- For Internal Use Only
Revised 8/8/2002

                                                                       EXHIBIT 6

                                          Reviewed-Initials:      Date:
                                                            ------     ------

                   ANNUAL PERSONAL SECURITIES HOLDINGS REPORT


To:         Jennifer Brown,
            Corporate Compliance

From:                                                 SS#:
            ------------------------------------           -------------
Signed:                                               Date:
            ------------------------------------           -------------


Listed below are all PUBLIC SECURITIES which I held, including those in which I had a direct or indirect beneficial interest, as of 12/31/2001 as required by the Personal Securities Trading Policy and the Mutual Fund Code of Ethics.

                              Number            Principle
Title of Security             Of Shares         Amount        Broker/Dealer/Bank
------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

Listed below are all holdings of PRIVATE SECURITIES (e.g., limited partnerships, private placements).


------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

------------------------      -----------       ---------     ------------------

Prudential Financial, Inc.- For Internal Use Only
Revised 8/8/2002

                                                                       EXHIBIT 7

      SECTION 16 INSIDERS AND DESIGNATED PERSONS PRECLEARANCE REQUEST FORM

This form is for preclearing transactions in Prudential securities. Please include all requested information. Corporate Compliance will review and respond to all requests. You will receive a response indicating that your request has either been approved or denied. A REQUEST IS NOT CONSIDERED APPROVED UNTIL YOU RECEIVE A CONFIRMATION OF APPROVAL FROM CORPORATE COMPLIANCE. PRECLEARANCE IS ONLY VALID UNTIL THE CLOSE OF BUSINESS ON THE DAY APPROVAL IS GRANTED. Preclearance Forms should be faxed to Corporate Compliance at (973) 802-7454.

PART I - INFORMATION ON INDIVIDUAL REQUESTING PRECLEARANCE:

Name: _______________________________  Phone #:____________  Fax #: ____________

Department:____________________________   Division:_______________________

Are you currently aware of any material, non-public information regarding Prudential Financial? _____

PART II - TRANSACTION INFORMATION:

Date: _______________________Transaction Type:  ______Buy*
                                                ______Sell*
                                                ______Cashless Exercise
                                                      (Exercise and Sell all
                                                      Options)
                                                ______Exercise & Sell to Cover
                                                     (Exercise and Sell only
                                                      enough shares to cover
                                                      option cost and taxes)
                                                ______Exercise & Hold (Exercise
                                                      options and hold shares -
                                                      no sale involved)
                                                ______Exchange (into or out of
                                                      Company Stock Fund)
                                                ______Allocation Change (Company
                                                      Stock Fund)
                                                ______Catch-up Contribution
                                                      (Company Stock Fund)
                                                ______Deferral Rate Change
                                                      (Company Stock Fund)
                                                ______Disbursement (from Company
                                                      Stock Fund)
                                                ______Loans (impacting Company
                                                      Stock Fund)
                                                ______Deferred Compensation
                                                      Elections (impacting
                                                      Company Stock Fund)
                                                ______MasterShare Elections
                                                      (impacting Company Stock
                                                      Fund)

Number of
Shares/Options:______  Asset Type:   ______Common Stock     ______Call Option
                                     ______Preferred Stock  ______Put Option*
                                     ______Convertible      ______Employee Stock
                                           Bond                   Option
                                     ______Non-convertible  ______Company Stock
                                           Bond                   Fund
                                     ______Other

* Do you currently hold securities to cover this transaction? ______ (Note that this question applies to purchases of put options and all sales and that short sales are prohibited.)

Account in which transaction will take place:  Brokerage Firm___________________
                                                Account No._____________________
   COMMENTS: __________________________________________________________

PART III - INFORMATION TO BE COMPLETED BY SECTION 16 INSIDERS ONLY:

Have you traded the same or equivalent security for your personal account, accounts in which you have a beneficial interest, such as accounts of your spouse or family members, or accounts over which you maintain investment discretion within the past six months? If yes, Compliance may contact you for additional information. ___________________

Comments: __________________________________________________________

PART IV - COMPLIANCE RESPONSE:

APPROVED: ____ DENIED:_____  REVIEWER:_______________  DATE/TIME:_____________

Comments:__________________________________________________________

Prudential Financial, Inc.- For Internal Use Only
Revised 8/8/2002

                                                               Exhibit 8

                         PERMITTED OPTIONS TRANSACTIONS


            Option Strategy       Employee Owns Prudential Stock*
         --------------------  --------------------------------------

         Buy Calls             NOT PERMITTED

         Sell Calls            Covered call writing is permitted as a hedging
                               strategy to the extent that the employee is
                               covering underlying shares already held.

         Buy Puts Protective put purchases are permitted as a hedging strategy to the extent that the employee is covering underlying shares already held.

         Sell Puts             NOT PERMITTED


* Permitted only if employee owns Prudential stock.

Prudential Financial, Inc.- For Internal Use Only
Revised 8/8/2002